UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2021

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

As previously announced, on July 22, 2021, Capital Senior Living Corporation (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Conversant Dallas Parkway (A) LP (“Investor A”) and Conversant Dallas Parkway (B) LP, affiliates of Conversant Capital LLC (together with Investor A, the “Investors”), pursuant to which: (i) the Investors agreed to purchase from the Company, and the Company agreed to sell to the Investors, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), 82,500 shares of newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at a price per share equal to $1,000 (the “Private Placement”); and (ii) the Company intends to initiate a rights offering (the “Rights Offering”) to allow the holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), the right to purchase at $32 per share (the “Subscription Price”), a number of shares of Common Stock that would result in gross cash proceeds to the Company of approximately $70 million. Further details on the Rights Offering, including the record date and subscription period will be announced by the Company at or prior to the launch of the Rights Offering. In addition, the Investors agreed to partially backstop the Rights Offering up to $42.5 million through the purchase of additional shares of Series A Preferred Stock (the “Backstop Commitment” and together with the Private Placement and the Rights Offering, the “Transactions”), in each case on the terms described in the Investment Agreement.

The consummation of the transactions contemplated by the Investment Agreement is subject to stockholder approval (as described further below) and other customary closing conditions, including the accuracy of the representations and warranties and the performance of all obligations under the Investment Agreement and Promissory Note (as defined below) (in each case subject to customary materiality qualifiers) and the absence of a material adverse effect on the Company. Subject to the satisfaction or waiver of the closing conditions, the Transactions are expected to close in the fourth quarter of 2021.

In connection with the transactions contemplated by the Investment Agreement, the Company will hold a special meeting of its stockholders to approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the authorized number of shares of Common Stock to 15,000,000 shares in order to have a sufficient number of authorized shares of Common Stock available for the Rights Offering and into which the shares of Series A Preferred Stock may be converted, (ii) the issuance to the Investors of the Series A Preferred Stock as contemplated by the Investment Agreement and (iii) an amendment to the Company’s existing 2019 Omnibus Stock and Incentive Plan (collectively, the “Meeting Proposals”), each as will be further described in the proxy statement that the Company will file with the Securities and Exchange Commission (the “SEC”).

The Investment Agreement may be terminated at any time (i) by mutual written consent of the parties, (ii) by either party if the Closing does not occur on or before December 31, 2021 (the “Outside Date”), (iii) by either party if the Meeting Proposals are not approved by the Company’s stockholders, (iv) by either party if any governmental entity issues any final and unappealable injunction or ruling prohibiting the consummation of the transactions under the Investment Agreement and the ancillary documents related thereto (including the Investor Rights Agreement and the Registration Rights Agreement), or (v) by either party if the other party breaches any representation, warranty, covenant or agreement of such party set forth in the Investment Agreement if such breach or misrepresentation is not capable of being cured by the Outside Date and if such breach or misrepresentation would cause the conditions to the performance of the other party not to be satisfied, provided that the other party is not then in breach of the Investment Agreement so as to cause the conditions to the performance of the other party not to be satisfied as of the Closing Date.

On or after the Closing Date, the Company may from time to time request additional investments from the Investors in shares of Series A Preferred Stock for future investment in accretive capital expenditures and acquisitions post-closing up to an aggregate amount equal to $25,000,000, subject to certain conditions.

Until the earlier of (i) the termination of the Investment Agreement and (ii) the Closing, the Company has agreed to not: (A) enter into any written or oral agreement or understanding with any person or entity (other than the Investors) regarding any equity financing of the Company or its subsidiaries or any sale of all or substantially all of the Company or any of its subsidiaries or any material portion of their consolidated assets; (B) enter into or continue any negotiations or discussion with any person or entity (other than the Investors) regarding the possibility of such a transaction; or (C) except as otherwise required by law or a governmental entity, provide any nonpublic information regarding the Company to any person or entity (other than the Investors, their affiliates and their representatives).

The Investment Agreement contains customary representations and warranties from the Investors and the Company, and each party has agreed to covenants, including, among others, covenants relating to the conduct of the Company’s business during the interim period between the execution of the Investment Agreement and the Closing.

The foregoing description of the Investment Agreement and the transactions contemplated by the Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Promissory Note

Simultaneously with the entry into the Investment Agreement, the Company and the Investors entered into a $17.295 million secured promissory note (the “Promissory Note”) to provide interim debt financing to the Company. The Promissory Note will bear interest at a rate of 15.0% per annum, provided that $2.295 million of the Promissory Note which is applied to the payment of fees and expenses in connection with the Promissory Note and the Transactions will bear interest at a rate of 0% until the Outside Date and 15% from and after the Outside Date. Interest payments may be made, at the option of the Company, in cash or in kind (“PIK Interest”). In addition, the Promissory Note provides for a payment premium payable on the loans thereunder (other than the $2.295 million earmarked for the payment of fees and expenses) in an amount equal to either (i) 5% of the initial principal amount of the loans (less the amount of any interest paid or accrued on such loans), if the loans are repaid on the Closing Date or (ii) 20% of the initial principal amount of the loans (less the amount of any interest paid or accrued on such loans), if the loans are not repaid on the Closing Date. The proceeds of the Promissory Note will be used in accordance with an approved budget as agreed between the Company and the Investors. The Promissory Note is secured by certain assets of the Company as described therein. The Promissory Note will mature upon the earlier of (a) the Closing Date or (b) July 22, 2022. The interest rate on the Promissory Note will increase by an additional 3% if an Event of Default (as defined in the Promissory Note) occurs. If an Event of Default occurs, the Investors may, at their option, declare the entire unpaid principal sum (including PIK Interest), and accrued interest immediately due and payable in full.

The foregoing description of the Promissory Note does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of each of the Promissory Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Series A Preferred Stock

At the Closing, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) designating and creating the Series A Preferred Stock and establishing the voting powers and preferences and relative, participating, optional or other special rights of the Series A Preferred Stock.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock will rank (i) senior to Common Stock and all other classes and series of capital stock of the Company now existing or authorized in the future that do not expressly rank on a parity basis with or senior to the Series A Preferred Stock (“Junior Stock”), (ii) on a parity basis with each other class or series of capital stock of the Company now existing or authorized, classified or reclassified in the future, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Parity Stock”) and (iii) junior to each other class or series of capital stock of the Company hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Senior Stock”) and to all existing and future indebtedness and other non-equity claims on the Company.

Shares of the Series A Preferred Stock will be entitled to participate on an as-converted basis in Common Stock dividends (“Participating Dividends”). In addition, each holder of the Series A Preferred Stock will be entitled to receive, when, as and if authorized and declared by the Board, dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at a per annum rate of the Liquidation Preference per share which will be either paid in cash or paid in kind as an increase to the Liquidation Preference of the Series A Preferred Stock (“Preferred Dividends”). Such rate will be determined prior to closing based on the participation in the Rights Offering as follows: (i) 15.00% if participation in the Rights Offering is less than $22.5 million, (ii) 13.00% if participation in the Rights Offering equal to or greater than $22.5 million but less than $45.0 million or (iii) 11.00% if participation in the Rights Offering is equal to or greater than $45.0 million. The Preferred Dividends will be cumulative, whether or not declared, will compound quarterly and be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing on the first such date following the date of issuance. So long as any shares of Series A Preferred Stock remain outstanding, unless full dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in cash, the Company will be prohibited from declaring any dividends on, or making any distributions relating to, Junior Stock or Parity Stock, subject to certain exceptions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders will be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount such holders would have received had such holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock. The “Liquidation Preference” with respect to any share of Series A Preferred Stock will be $1,000 per share, plus the sum of any Preferred Dividends paid in the form of an increase in the Liquidation Preference of such share, plus the sum of all accrued and unpaid Preferred Dividends and Participating Dividends.

Holders of the Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company, except as otherwise provided in the Certificate of Designations or as required by applicable law, voting together with the holders of Common Stock as a single class. Each holder will be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited.

For so long as any shares of the Series A Preferred Stock are outstanding the prior affirmative vote of at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, voting as a separate class, will be required to (i) amend the Company’s Certificate of Incorporation or Bylaws in a manner adverse to the Series A preferred stock, (ii) amend the Certificate of Designations, (iii) authorize or increase the number of authorized shares of Parity Stock or Senior Stock, and (iv) solely for so long as Investor A has the consent rights described below pursuant to the Investor Rights Agreement (as defined below), to incur indebtedness if the aggregate amount of indebtedness of the Company and its subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of indebtedness of the Company and its subsidiaries in the prior calendar year as of December 31.

If a Change of Control (as defined in the Certificate of Designations) occurs, then each holder will have the right to require the Company to repurchase in whole or in part such holder’s Series A Preferred Stock for a cash purchase price equal to the Change of Control Price (as defined below). Further, if a Change of Control occurs in which the Change of Control Price in respect of a share of Series A Preferred Stock exceeds an amount equal to 150% of the Liquidation Preference in respect of such share of Series A Preferred Stock, the Company will have the right, at its sole option, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock at an amount in cash equal to the greater of (A) 100% of the Liquidation Preference for such share and (B) the fair market value of the property such holder would have received in respect of the number of shares of Common Stock that would have been issuable upon conversion of such share of Series A Preferred Stock in connection with the Change of Control (the “Change of Control Price”).

The Series A Preferred Stock will also be redeemable, in whole or in part, at the option of the Company at any time (i) on or after the fifth anniversary (and before the seventh anniversary) of the Closing Date, at a cash redemption price per share of Series A Preferred Stock equal to the greater of (A) 100% of the Liquidation Preference as of the to the date fixed for redemption thereof and (B) an amount equal to (1) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock as of the redemption date multiplied by (2) the VWAP (as defined in the Certificate of Designations) of the Common Stock for the 30 trading days immediately preceding (and not including) the date on which notice of such redemption is given and (ii) on or after the seventh anniversary of the Closing, at a redemption price per share equal to 100% of the Liquidation Preference as of the redemption date. In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected pro rata among holders. The Company will only be permitted to redeem the Series A Preferred Stock in part if (i) the aggregate cash redemption price is at least $5 million and (ii) immediately following such partial redemption, (a) the Investors and their affiliates beneficially own at least 17% of the outstanding shares of Common Stock on an as-converted basis, or (b) no shares of Series A Preferred Stock will remain outstanding.

Each holder will have the right to convert (an “Optional Conversion”) each share of such holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (a) the Liquidation Preference divided by (b) the Conversion Price (as defined below) as of the applicable conversion date and (ii) cash in lieu of fractional shares. The Company will have the right, exercisable at its option, to designate any business day on or after the third anniversary of the Closing as a conversion date for the conversion of all, but not less than all of the outstanding shares of Series A Preferred Stock, but only if the VWAP per share of Common Stock exceeds 150% of the Conversion Price for the 30 consecutive trading days immediately preceding the date of the Company gives notice of such election to convert shares of Series A Preferred Stock (a “Mandatory Conversion”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding that is to be converted pursuant to such Mandatory Conversion will be converted into (i) the number of shares of Common Stock equal to the quotient of (a) the Liquidation Preference divided by (b) the Conversion Price as of the applicable conversion date and (ii) cash in lieu of fractional shares. The “Conversion Price” will initially be $40.00 per share of Common Stock; provided, that the Conversion Price will be subject to customary anti-dilution adjustments.

The Conversion Rate of the Series A Preferred Stock will be subject to customary anti-dilution adjustments as provided in the Certificate of Designations. If any such event occurs, the number of shares of Common Stock issuable upon conversion may be higher than the initial number of shares designated under the Certificate of Designations.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Certificate of Designations, which is attached to the Investment Agreement and is incorporated herein by reference.

Investor Rights Agreement

Pursuant to the Investment Agreement, the Company and the Investors agreed to enter into an investor rights agreement (the “Investor Rights Agreement”) on the Closing Date to provide for certain rights and responsibilities of the parties in connection with the Investors’ investment and the governance of the Company.

For so long as the Investors and the investors listed on Schedule A to the Investor Rights Agreement (collectively, the “Conversant Investors”), together with their respective affiliates and permitted transferees beneficially own at least 15% of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A will have the right to designate for inclusion in the Company’s slate of individuals nominated for election to its Board a number of directors (the “Investor Board Representatives”), rounded to the nearest whole number, equal to (i) the quotient of (a) the total number of outstanding shares of Common Stock of the Company on an as-converted basis beneficially owned by the Conversant Investors together with their Affiliates and Permitted Transferees divided by (b) the total number of outstanding shares of Common Stock of the Company on an as-converted basis, multiplied by (ii) the total number of directors then on the Board.

Promptly following the Closing Date, and in any event within five business days following the Closing Date, the Company will be required to cause the initial Investor Board Representatives to be elected or appointed to the Board. Additionally, for so long as the Investors, together with their affiliates and permitted transferees, beneficially owns at least 20% of the outstanding shares of Common Stock on an as converted basis, Investor A will be entitled to designate the chairperson of the Board. The Investor Board Representative(s) will receive the same director compensation as each other non-executive director of the Board. For so long as Investor A has the right to nominate an Investor Board Representative to the Board, members of the Board other than the Investor Board Representative(s) will have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and any transaction, agreement, contract or other arrangement (including, without limitation, any mandatory conversion or redemption of the Series A Preferred Stock pursuant to the Certificate of Designations) by and among the Company or any of its subsidiaries, on the one hand, and any of the Investors or their affiliates, on the other hand, will require solely the approval of a majority of the independent and disinterested directors.

The Investor Rights Agreement will contain prohibitions on the ability of the Conversant Investors to transfer any shares of Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) during the period commencing on the Closing Date and continuing until the date that is the second anniversary of the Closing Date, other than certain permitted transfers including (i) to the Conversant Investors’ affiliates, provided they execute a joinder to the Investor Rights Agreement with respect to such transfer restrictions, (ii) to the

Conversant Investors’ investors and their subsequent investors as a distribution in-kind, provided they execute a joinder to the Investor Rights Agreement with respect to such transfer restrictions, (iii) in connection with a sale of the Company approved by the Board or in connection with a tender offer into which a majority of the unaffiliated stockholders of the Company have tendered their respective shares of Common Stock, (iv) to the Company or (v) following a voluntary filing by the Company of a petition for relief under the United States Bankruptcy Code. Prior to the third anniversary of the date of the Investor Rights Agreement, the Conversant Investors will be prohibited from transferring any shares of Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) to certain designated competitors of the Company.

The Conversant Investors and their respective affiliates will agree to abide by certain standstill provisions for a period of two years from the date of the Investor Rights Agreement, which restrict such parties from, among other things and subject to certain exceptions, acquiring any securities of the Company or taking any actions to change the composition of the Board (other than in respect of the Investor Board Representatives).

For so long as the Conversant Investors, together with their affiliates and permitted transferees, continue to beneficially own at least 15% of the outstanding shares of Common Stock on an as-converted basis, the Company will be required to obtain Investor A’s prior written consent for any of the following actions (with such consent not to be unreasonably withheld, conditioned or delayed): materially changing the principal business of the Company or entering into new lines of business or exiting the Company’s current line of business; agreeing to or consummating acquisitions involving the payment of money or assets in an amount exceeding $10 million; issuing equity securities representing 20% or more of the value of the outstanding shares of Common Stock of the Company, on an as converted basis, as of the date of the Investment Agreement, or 20% or more of the number of outstanding shares of Common Stock, on an as converted basis, as of the date of the Investment Agreement, in each case after taking into account the issuance of the Series A Preferred Stock and the closing of the Rights Offering; selling or otherwise transferring equity securities of any subsidiary of the Company to a person other than the Company or a wholly owned subsidiary; agreeing to or consummating a change of control; consummating any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or filing a petition under bankruptcy or insolvency law; purchasing or redeeming or making any distribution or declaring any dividend on equity securities of the Company or any of its subsidiaries ranking junior to the Series A Preferred Stock other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock or in which the Series A Preferred Stock participates pursuant to the Certificate of Designations, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases or redemptions if at such time any accrued dividends on the Series A Preferred Stock have been paid in full in cash; other than refinancings of existing indebtedness on substantially the same commercial economic terms, for any given calendar year, incurring indebtedness such that the aggregate amount of indebtedness of the Company and its subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of indebtedness of the Company and its subsidiaries in the prior calendar year as of December 31; and authorizing or issuing any Parity Stock, additional shares of Series A Preferred Stock or Senior Stock.

So long as the Conversant Investors together with their respective affiliates and permitted transferees hold at least 14.9% of the outstanding shares of Common Stock on an as-converted basis, each Conversant Investor will have certain pre-emptive rights with respect to any issuance of any equity securities that are issued after the effective date of the Investor Rights Agreement, subject to certain exceptions, including for (i) issuances of Common Stock or options or rights to purchase Common Stock pursuant to present or future benefit plans or employee agreements or arrangements or programs, (ii) issuances of securities pursuant to any acquisition by the Company whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction and which transaction has been approved by the Board, (iii) issuances of shares of Common Stock upon conversion or exercise of any of preferred stock, option or derivative instrument outstanding as of the Closing Date or issued in accordance with the Investor Rights Agreement, (iv) by reason of a dividend, stock split or other distribution of

Common Stock, (v) issuances of any shares of Series A Preferred Stock pursuant to the terms of the Investment Agreement or (vii) issuances of any equity securities with respect to which the Investors waive in writing the pre-emptive rights of all of the Conversant Investors.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Investor Rights Agreement, which is attached to the Investment Agreement and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Investment Agreement, the Company and the Investors also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) on the Closing Date. Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company will be obligated to prepare and file, no later than 90 days prior to the second anniversary of the Closing Date, a shelf registration statement registering the shares of Common Stock issued or issuable in respect of any shares of Series A Preferred Stock issued to the Investors pursuant to the Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any affiliates of the Investors) (the “Registrable Securities”), and the Company will agree to use its reasonable best efforts to keep such registration statement effective at all times until such date as the Investor Parties collectively beneficially own less than 15% of the outstanding shares of Common Stock on an as-converted basis. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Investors will be permitted to make one demand that the Company file a registration statement on Form S-3, or if not available, on Form S-1 to register the Registrable Securities and within any 12 month period, one demand that the Company consummate a “takedown” off of any such registration statement. The Registration Rights Agreement will also provide the Investors and their affiliates with “piggy-back” registration rights. The Company will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Registration Rights Agreement, which is attached to the Investment Agreement and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report with respect to the Promissory Note is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report with respect to the Investment Agreement is incorporated herein by reference. The shares of Series A Preferred Stock that will be issued to the Investors will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1	Investment Agreement, dated as of July 22, 2021, by and between Capital Senior Living Corporation, Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP.

10.2	Secured Promissory Note, effective as of July 22, 2021.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

No Offer or Solicitation/Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on May 6, 2020, and a prospectus supplement containing the detailed terms of the rights offering to be filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement. Investors should read the prospectus supplement, when available, and consider the investment objective, risks, fees and expenses of the Company carefully before investing. When available, a copy of the prospectus supplement may be obtained at the website maintained by the SEC at www.sec.gov.

This communication is being made in connection with the proposed private placement and rights offering. In connection with the proposed transaction, the Company intends to file a proxy statement with the SEC. The Company may also file other relevant documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement will be delivered to stockholders of the Company. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about the Company and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.capitalsenior.com.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on November 3, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended on April 30, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Safe Harbor

The forward-looking statements in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transactions will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of

COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of Fannie Mae, Healthpeak, Ventas, and Welltower; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2021	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel

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